                                                                      EXHIBIT 99

RAZORFISH COMPLETES I-CUBE ACQUISITION

New York - November 2, 1999 - Razorfish, Inc. (NASDAQ: RAZF), a provider of digital solutions, today announced that it has completed the acquisition of i-Cube (International Integration, Inc.), a Boston-based provider of electronic business transformation services. Shareholders of both companies today approved the transaction and each share of i-Cube has been exchanged for 0.875 shares of Razorfish. The combined company, named Razorfish, Inc. is headquartered in New York City and employs over 1,100 people in 11 cities across seven countries.

About Razorfish
Founded in 1995, Razorfish helps companies reinvent and invent the way they do business leveraging digital technologies. The company delivers a complete set of end-to-end solutions including strategy, design, and technology services across platforms, devices, and networks. With offices in Amsterdam, Boston, Hamburg, Helsinki, Los Angeles, London, Mannheim, New York, San Francisco, Stockholm and Oslo, Razorfish employees more than 1,100 people and is headquartered in New York. Recent Razorfish clients include Nissan, Excite, Ericsson, and Charles Schwab. More information about Razorfish can be found at http://www.razorfish.com.
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Forward-Looking Statement Disclaimer
Certain statements made in this press release, including statements that are not a statement of historical fact, may constitute "forward-looking" statements as defined in the Securities Act of 1933, as amended. Readers are cautioned that all forward-looking statements involve risks associated with such factors as our ability to successfully integrate acquisitions, manage international growth, retain our professionals and other risk factors identified in our filings with the Securities and Exchange Commission.

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Media Contacts:

Joe Gavaghan
Lois Paul & Partners
1.781.238.5840
joe_gavaghan@lpp.com

James Pearson
Razorfish, Inc.
1.212.798.6701
jpearson@razorfish.com

Investor Contact:
Courtney Campbell
Razorfish, Inc.
1.212.798.6706
ccampbell@razorfish.com